Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Greg Ambro Chief Financial Officer (559) 434-4800 or Financial Dynamics: Leigh Parrish, Rachel Albert (212) 850-5651

DISTRIBUTION: NO. CALIFORNIA NEWS LINE & EMAIL/FAX LIST: SFGOT

FOR RELEASE ON TUESDAY, NOVEMBER 28TH AT 1:05 P.M. P.S.T.

GOTTSCHALKS REPORTS THIRD QUARTER
FISCAL 2006 FINANCIAL RESULTS

FRESNO, CA - November 28, 2006 - Gottschalks Inc. (NYSE: GOT) today reported financial results for the third quarter of fiscal 2006. Net loss for the third quarter was $2.7 million, or $0.20 per diluted share, compared to a net loss of $1.6 million, or $0.12 per diluted share, for the third quarter of fiscal 2005. The net loss for the third quarter of 2006 included pre-tax charges of $600,000 related to store closings, and $329,000 related to increased property taxes from two store locations, which changed ownership. Additionally, included in the third quarter net loss is a pre-tax charge of $200,000 relating to the expensing of stock-based compensation. In total, these charges impacted earnings per share by $0.05.

Year-to-date net loss was $6.2 million, or $0.46 per diluted share, compared to a net loss of $3.4 million, or $0.25 per diluted share in the first nine months of fiscal 2005. The net loss for the first nine months of fiscal 2006 includes the aforementioned charges in the third quarter relating to a store closing and property taxes as well as a pre-tax charge of $0.7 million, or $0.03 per diluted share, relating to the expensing of stock-based compensation.

As previously reported, same store sales increased 0.5% for the third quarter of 2006. Total sales decreased 1.6% to $148.8 million, compared to $151.3 million for the third fiscal quarter last year. Year-to-date same store sales increased 0.1%, while total sales decreased slightly to $445.7 million from $447.1 million for the same period of fiscal 2005.

Jim Famalette, president and chief executive officer of Gottschalks, stated, "Our results reflect the continued challenges in sales of our home store merchandise as well as additional operating costs absorbed during the quarter. The significant cost increases this year were as a result of store closing costs, higher marketing expenses, increased property taxes, and stock option expensing. Despite these issues, our key merchandise categories continued to generate solid top line growth and led our same store sales increase for the quarter. In addition, the strong performance in our soft lines drove a twenty basis point increase in our margin. Our merchandise and in-store presentation are well positioned and we are optimistic about the important holiday season."

Commenting on the Company's outlook, Mr. Famalette concluded, "Based on our performance in the third quarter and anticipated costs of our strategic alternatives review, we now expect net income for fiscal 2006 to be in the range of $3.6 million to $4.0 million. Looking at the balance of the year, we remain committed to improving our sales performance in home merchandise. We have increased our marketing specifically in this area and believe we will benefit from this effort during the holiday season. We will also continue to leverage the success within our key merchandise areas and maintain our emphasis on growth in these important categories. We are confident that the combination of our continued strength in soft lines, execution of other key long-term strategic initiatives and ability to address areas of concern will enable us to grow profitably in the future."

Supplemental Operating Data:

In accordance with accounting standards generally accepted in the United States of America (GAAP), the operating results for selected closed stores are reported in the condensed financial statements as loss from discontinued operations and are excluded from the operating results from continuing operations. The following table provides additional information on operations and reconciles the total net sales, gross margin, and selling, general and administrative expenses to reported results from continuing operations:

                                                        Thirteen Weeks            Thirty-nine Weeks
                                                            Ended                     Ended
                                                    ------------------------  ------------------------
                                                    October 28,  October 29,  October 28,  October 29,
                                                       2006         2005         2006         2005
                                                    -----------  -----------  -----------  -----------
Sales
  Continuing operations                            $   147,897  $   148,348  $   442,818  $   439,050
  Discontinued operations                                  933        2,965        2,921        8,005
                                                    -----------  -----------  -----------  -----------
     Total                                         $   148,830  $   151,313  $   445,739  $   447,055

Gross margin
  Continuing operations                            $    53,727  $    53,419  $   155,437  $   154,487
  Discontinued operations                                   65          902          500        2,802
                                                    -----------  -----------  -----------  -----------
     Total                                         $    53,792  $    54,321  $   155,937  $   157,289

Selling, general and administrative
  expenses
  Continuing operations                            $    52,436  $    50,974  $   151,786  $   146,763
  Discontinued operations                                  516        1,320        1,533        4,057
                                                    -----------  -----------  -----------  -----------
     Total                                         $    52,952  $    52,294  $   153,319  $   150,820

Net loss
  Continuing operations                            $    (2,335) $    (1,268) $    (5,431) $    (2,278)
  Discontinued operations                                 (413)        (358)        (792)      (1,074)
                                                    -----------  -----------  -----------  -----------
     Total                                         $    (2,748) $    (1,626) $    (6,223) $    (3,352)

Earnings Teleconference and Webcast

Gottschalks will host a conference call today at 1:30 p.m. Pacific Time to review its results for the third quarter of fiscal 2006. To access the call, dial 800-905-0392 to listen to the call on the day of the event. If you are unable to participate in the call, a replay will be made available through December 5, 2006. To access this service, please dial 800-388-9064. No passcode is required for the live call or replay. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company's web site, located at www.gottschalks.com.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 61 department stores and 5 specialty apparel stores in six western states, including California (38), Washington (8), Alaska (6), Oregon (4), Nevada (2) and Idaho (3). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

(Tables follow)

GOTTSCHALKS INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

                                                        Thirteen Weeks            Thirty-nine Weeks
                                                            Ended                     Ended
                                                    ------------------------  ------------------------
                                                    October 28,  October 29,  October 28,  October 29,
                                                       2006         2005         2006         2005
                                                    -----------  -----------  -----------  -----------
Net sales......................................... $   147,897  $   148,348  $   442,818  $   439,050
Net credit revenues...............................         873          735        2,233        2,184
Net leased department revenues....................         576          623        2,011        2,034
                                                    -----------  -----------  -----------  -----------
     Total revenues...............................     149,346      149,706      447,062      443,268

Costs and expenses:
  Cost of sales...................................      94,170       94,929      287,381      284,563
  Selling, general and administrative expenses....      52,436       50,974      151,786      146,763
  Gain on sale of aircraft........................          --           --         (946)          --
  Depreciation and amortization...................       3,954        3,440       11,255        9,722
  New store opening costs.........................         324          400          376          688
                                                    -----------  -----------  -----------  -----------
     Total costs and expenses.....................     150,884      149,743      449,852      441,736
                                                    -----------  -----------  -----------  -----------
     Operating income (loss)......................      (1,538)         (37)      (2,790)       1,532

Other (income) expense:
  Interest expense................................       2,739        2,491        7,389        6,504
  Miscellaneous income............................        (269)        (482)      (1,063)      (1,271)
                                                    -----------  -----------  -----------  -----------
                                                         2,470        2,009        6,326        5,233
                                                    -----------  -----------  -----------  -----------
Loss before income tax effect.....................      (4,008)      (2,046)      (9,116)      (3,701)
Income tax benefit................................      (1,673)        (778)      (3,685)      (1,423)
                                                    -----------  -----------  -----------  -----------
Loss from continuing operations...................      (2,335)      (1,268)      (5,431)      (2,278)
                                                    -----------  -----------  -----------  -----------
Discontinued operations:
  Loss from operation of closed stores............        (456)        (510)      (1,102)      (1,595)
  Net loss on store closures......................        (170)         (32)         (98)         (32)
  Income tax benefit..............................         213          184          408          553
                                                    -----------  -----------  -----------  -----------
  Loss on discontinued operations.................        (413)        (358)        (792)      (1,074)
                                                    -----------  -----------  -----------  -----------
  Net loss........................................ $    (2,748) $    (1,626) $    (6,223) $    (3,352)
                                                    ===========  ===========  ===========  ===========

Net loss per common share - basic and diluted:
  Loss from continuing operations................. $     (0.17) $     (0.09) $     (0.40) $     (0.17)
  Loss from discontinued operations............... $     (0.03) $     (0.03) $     (0.06) $     (0.08)
  Net loss per common share....................... $     (0.20) $     (0.12) $     (0.46) $     (0.25)

Weighted average number of common
   shares outstanding:
   Basic and diluted..............................      13,423       13,314       13,398       13,215

GOTTSCHALKS INC.
CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

                                                     October 28,   January 28,   October 29,
                                                         2006          2006          2005
                                                     ------------  ------------  ------------
ASSETS
CURRENT ASSETS:
  Cash............................................. $      5,241  $      5,368  $      5,444
  Receivables - net................................        2,168         7,284         2,120
  Merchandise inventories..........................      226,348       159,986       217,952
  Other............................................       18,294        15,534        18,930
                                                     ------------  ------------  ------------
          Total current assets.....................      252,051       188,172       244,446

PROPERTY AND EQUIPMENT - net.......................      136,701       133,545       133,005
OTHER LONG-TERM ASSETS.............................       13,019        13,305        13,213
                                                     ------------  ------------  ------------
                                                    $    401,771  $    335,022  $    390,664
                                                     ============  ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $    122,856  $     88,472  $    109,037
  Current portion of long-term obligations.........        1,986         2,770         2,985
                                                     ------------  ------------  ------------
      Total current liabilities....................      124,842        91,242       112,022
                                                     ------------  ------------  ------------

REVOLVING LINE OF CREDIT...........................      103,516        47,935        92,077

LONG-TERM OBLIGATIONS (less current portion).......       14,011        28,971        29,564

DEFERRED INCOME AND OTHER..........................       25,411        26,790        26,365

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       19,180        20,180        20,180

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      114,811       119,904       110,456
                                                     ------------  ------------  ------------
                                                    $    401,771  $    335,022  $    390,664
                                                     ============  ============  ============

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